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                                                                  Exhibit 10(ad)

                        SPLIT DOLLAR INSURANCE AGREEMENT

         THIS SPLIT DOLLAR INSURANCE AGREEMENT (the "Agreement") is entered into effective the ____ day of January, 1997, by Marsh Supermarkets, Inc., an Indiana corporation (the "Company"), and American National Trust and Investment Management Company, Trustee of the Don E. Marsh 1983 Irrevocable Trust for Children dated March 9, 1983 ("Owner").

                                R E C I T A L S:

         A. The Owner has acquired a policy of life insurance in the face amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Policy"), issued by Massachusetts Mutual Life Insurance Company (the "Insurer"), insuring the life of Don E. Marsh, an employee of the Company (the "Insured"), which Policy is described in Exhibit A attached hereto and make a part hereof.

         B. The Owner is the Trustee of an irrevocable trust for the benefit of certain family members of the Insured. The Owner desires to maintain life insurance on the life of the Insured for the beneficiaries of such trust and desires that such life insurance have an equity or cash value feature. The Owner is willing to pay life insurance premiums equal to the annual cost of current life insurance protection on the life of the Insured as measured by the lower of the PS-58 rate, set forth in the then applicable Internal Revenue Service Revenue Ruling, or the Insurer's current published premium rate of annually renewable term insurance for standard risks. The Company, in the interests of the Insured as a valuable employee of the Company and his family, and as an investment of Company assets, desires to pay the balance of the annual premium due. The only interest of the Company with respect to the Policy is the payment due to the Company by reason of its advances of the premiums due with respect to the Policy as hereinafter described.

         C. The Owner is the owner of the Policy and possesses all incidents of ownership in and to the Policy.

         D. In order to secure the recovery of the advances by the Company with respect to the Policy ("Company Advances") in the event of the termination of this Agreement, the Company wishes to have a limited collateral assignment of death benefits payable to the Owner under the policy and cash values accumulated in favor of the Owner under the policy.

         E. The parties intend that by such collateral assignment the Company shall have only the right to receive recovery of the Company Advances under this Agreement, with the Owner retaining all other ownership rights in the Policy, as specified in this Agreement.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

         1. Ownership. The Owner shall be the sole and absolute owner of the Policy and shall have the exclusive right to exercise all ownership rights granted by the terms of the Policy, including, but not limited to, the rights to designate beneficiaries, select settlement and dividend options, borrow on the security of the Policy and to surrender or cancel the Policy. All such rights may be exercised by the Owner without the Company's consent. With respect to the exercise of the right to borrow on the security of the Policy, the Owner agrees that the Owner will not borrow on the security of the Policy in any manner so as to impair the security of the Company under any collateral assignment executed in favor of


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the Company pursuant to the terms of this Agreement to secure the recovery of the Company Advances under the applicable provisions of this Agreement. If requested by the Company, the Owner will produce information verified by the Insurer showing the amount of indebtedness on the Policy at the time of such request.

         2. Owner's Premium Payment Obligation. Under the terms of this Agreement the Owner shall pay that amount of the premiums due on the Policy equal to the annual cost of current life insurance protection on the life of the Insured as measured by the lower of the PS-58 Rate, as set forth in the then applicable Internal Revenue Service Revenue Ruling, or the Insurer's current published premium rate of annually renewable term insurance for standard risks. In addition to the foregoing payments, the Owner may elect to pay additional Policy premium amounts by policy loan or other borrowing. Upon making such election, the Owner shall deliver notice of such election to the Company on or before the Policy premium due date.

         3. Company's Payment Premiums as Investments. The Company for its own account and as an investment of general Company assets shall pay all Policy premium amounts not paid by the Owner pursuant to paragraph 2 of this Agreement. Such payments shall be referred to as the "Company Advances". The Company shall pay all such amounts of the Policy premiums not paid by the Owner until the death of the Insured, by reason of the valuable services of the Insured as an employee of the Company.

         4. Manner of Payment. On or before the due date of each Policy premium, or within the grace period provided therein, the Company shall notify the Owner of the exact amount due from the Owner. The Owner shall pay its required amount to the Insurer prior to the premium due date, or within the grace period provided therein. The Company shall then be responsible to pay the balance of the premium to the Insurer and shall promptly furnish the Owner with evidence of timely payment. If the Owner fails to make its required payment, the Company, in its sole discretion, may elect to pay the Owner's portion of the premium payment and shall be entitled to recover such payment in accordance with the provisions of this Agreement.

         5. Dividends. Dividends on the Policy shall be applied as elected by the Owner.

         6. Payment of Company Death Benefit or Termination Amount.

                  (a) Death of Insured. Upon the death of the Insured, the Company shall be entitled to payment by the Insurer from the death benefit payable under the Policy an amount which shall be equal to the lesser of the cash surrender value of the Policy immediately prior to the Insured's death or the Company Advances ("Company Death Benefit"). The Company and the Owner shall take all action necessary under the terms of the Policy to obtain the Company Death Benefit payable to the Company.

                  (b) Other Termination. Upon the termination of this Agreement prior to the death of the Insured, the Company shall have the right to receive an amount equal to the lesser of the cash surrender value of the Policy or the Company Advances ("Termination Amount"), and after the payment of such amount, the Company shall have no further interest in the Policy or under this Agreement.


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                  (c) Payment to Owner or Third Party. Upon the death of the
         Insured, the person, trust or other beneficiary designated in writing by the Owner, who may be referred to for purposes of administration by the Insurer as the "Third Party", shall receive all amounts not paid to the Company under the provisions of paragraph 6(a) of this Agreement.

         7. Collateral Assignment. To secure the recovery by the Company of the Company Death Benefit or the Termination Amount, the Owner shall execute a limited assignment of amounts payable under the Policy by the Insurer in the event of the surrender of the Policy or the death of the Insured in favor of the Company in the form attached hereto as Exhibit B (the "Collateral Assignment"). The Collateral Assignment shall specifically limit the rights of the Company thereunder to the recovery of the Company Death Benefit or the Termination Amount in the event of death of the Insured or other termination of this Agreement.

         8. Absolute Limitation on Company Rights. In no event shall the Company have any right to borrow against the Policy, to surrender or cancel the Policy, or to assign its interest in the Policy, unless specifically provided otherwise in this Agreement. The Company shall neither have nor exercise any right as collateral assignee of the Policy which could in any way defeat or impair the Owner's right to receive the cash surrender value or the death benefit payable under the Policy in excess of the amount due the Company hereunder. All provisions of this Agreement and of the Collateral Assignment shall be construed so as to carry out such intention.

         9. Payments by Insurer and Claims Procedure. The Insurer may pay benefits under the Policy either by separate checks to the parties or agent assignees entitled thereto, or by a joint check. If the Insurer pays by joint check, the Owner and the Company shall divide the benefit as provided herein.

         Benefits shall be payable in accordance with the provisions of this Agreement. Should the Owner or his beneficiary as designated in writing fail to receive benefits to which Owner or such beneficiary believes he is entitled, a claim may be filed. Any claim for a benefit under this Agreement shall be filed by the Owner or beneficiary (claimant) under this Agreement by written communication which is made by the claimant or the claimant's authorized representative which is reasonable calculated to bring the claim to the attention of the Fiduciary under this Agreement.

         If a claim for a benefit is wholly or partially denied, a written notice of the decision shall be furnished to the claimant by the Fiduciary or his designee within a reasonable period of time after receipt of the claim, which notice shall notice shall include the following information:

                  (a) The specific reason or reasons for the denial;

                  (b) Specific reference to the pertinent provisions of this Agreement upon which the denial is based;

                  (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) An explanation of the claim review procedures under this Agreement.

         In order that a claimant may appeal a denial of a claim, a claimant or his duly authorized representative:


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                  (a) May request a review by written application to the
         Fiduciary or his designee not later that 60 days after receipt by the claimant of written notification of denial of a claim;

                  (b) May review pertinent documents; and

                  (c) May submit issues and comments in writing.

         A decision on review of a denied claim shall be made not later than 60 days after the Fiduciary's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of this Agreement on which the decision is based.

         Notwithstanding anything contained in this Agreement to the contrary, any claim for a death benefit under an insurance policy held subject to this Agreement shall be filed with the Insurer by the claimant or his authorized representative on the form or forms prescribed for such purpose by the Insurer. The Insurer shall have sole authority for determining whether a death claim shall or shall not be paid, either in whole or in part, in accordance with the terms of such insurance contract which may have been purchased on the life of the Insured.

         10. Termination During Lifetime of Insured. This Agreement shall terminate on the surrender or cancellation of the Policy by the Owner, who has the sole and exclusive right to surrender or cancel. Upon any termination of this Agreement, the Owner shall have the following rights:

                  (a) The Owner may surrender the Policy, in which event, if the net cash surrender proceeds are less than the Company Advances, the Owner shall have no obligation to pay the difference to the Company.

                  (b) The Owner may direct the Company to assign its interest under the Policy and this Agreement to any one or more persons, firms or entities as shall come within the provisions of Sections 101(a)(2)(A) or 101(a)(2)(B) of the Internal Revenue Code of 1986, as amended, providing for the exclusion from the gross income of such assignee the proceeds payable to such assignee as owner of such assigned Policy upon the death of the Insured, in which event such assignee shall pay to the Company an amount equal to the lesser of the cash surrender value of the Policy or the Company Advances.

                  (c) For sixty (60) days after the date of termination of this Agreement, the Owner shall have the option of obtaining the release of the Collateral Assignment to the Company. To obtain such release, the Owner shall pay to the Company an amount equal to the lesser of the cash surrender value of the Policy or the Company Advances. Upon receipt of such amount, the Company shall release the Collateral Assignment by executing and delivering to the Owner an appropriate instrument of release.

         11. Obligations of Insurer. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a part of this


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Agreement, or any modification or amendment to this Agreement. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Collateral Assignment executed by the Owner and filed with the Insurer.

         12. Appointment of Fiduciary. The Company is hereby designated as the named Fiduciary under this Agreement. The Fiduciary shall have authority to control and manage the operation and administration of this Agreement.

         13. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

         14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Owner and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

         15. Specific Enforcement. The Owner shall be entitled to specific enforcement of all obligations of the Company under this Agreement.

         16. Notices. All notices consents or demands required or permitted to be given under the provisions of this Agreement shall be sent by certified mail to:

                  Owner:        American National Trust and Investment
                                  Management Company, Trustee
                                320 South High Street
                                Muncie, Indiana 47305

                  Company:      Marsh Supermarkets, Inc.
                                9800 Crosspoint Boulevard
                                Indianapolis, Indiana 46256-3350

         Notice shall be effective when received by the recipient.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

         IN WITNESS WHEREOF the parties have signed this Agreement effective this ___ day of January, 1997.

                                         MARSH SUPERMARKETS, INC.



                                         By: /s/ Douglas W. Dougherty
                                            ------------------------------------
                                         American National Trust and Investment
                                           Management Company


                                         By: /s/ Tom Hinley--Trust Administrator
                                         ---------------------------------------
                                         Trustee
                                         Don E. Marsh 1983 Irrevocable Trust for
                                         Children dated March 9, 1983



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         The following life insurance policy is subject to the attached
Split-Dollar Insurance Agreement:

         OWNER: American National Trust and Investment Management Company, trustee u/a Don E. Marsh 1983 Irrevocable Trust for Children dated March 9, 1983

         INSURER:  Massachusetts Mutual Life Insurance Company

         INSURED:  Don E. Marsh

         POLICY NUMBER:

         FACE AMOUNT:    $1,500,000

         DATE OF ISSUE:  ______________, 19____

                                    EXHIBIT A


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                          LIMITED COLLATERAL ASSIGNMENT

         This Assignment is made effective this ____ day of January, 1997, by the undersigned (herein called "Owner"), to Marsh Supermarkets, Inc. (herein called "Company"), its successors and assigns.

         1. The subject of this Assignment is a certain life insurance policy no. __________ issued by Massachusetts Mutual Life Insurance Company (herein called "Insurer"). See Exhibit A of the accompanying Agreement for Policy particulars.

         2. This Policy is subject to a Collateral Assignment Split Dollar Insurance Agreement, (herein called "Agreement") effective January __, 1997, between the Company and American National Trust and Investment Management Company, Trustee u/a Don E. Marsh 1983 Irrevocable Trust for Children dated March 9, 1983.

         The Agreement was created to assist with a life insurance program insuring Don E. Marsh, as an employee benefit of valued key associates. Such Agreement is hereby incorporated into and made a part of this Assignment.

         3. The Owner hereby assigns, transfers, and sets over to the Company only the following specific limited rights in the Policy, and subject to the following terms and provisions:

                  (a) This Assignment is made, and the Policy is held simply as collateral security for the premium advances made by the Company to the Owner under the terms of the Agreement.

                  (b) The Company shall have only those rights necessary to secure the Owner's liabilities, existing or future, to the Company for premium advances made with respect to this Policy under the terms of the Agreement.

         4. The Company shall have no right to obtain from the Insurer any loans or advances against its interest in the Policy. The Company does not possess any "incidents of ownership" in the Policy.

         5. The Company shall have the right to be repaid to the extent of its interest:

                  (a) in the event of the death of the insured on the Policy.

                  (b) in the event the Policy is lapsed, canceled or surrendered by the Owner.

                  (c) in the event of the termination of the Split Dollar Insurance Agreement.

         6.       (a) The Company is strictly prohibited:

                           (1) from surrendering the Policy for cancellation;

                           (2) from assigning its rights to any person other than to the Owner or to some other person as the Owner may direct; and

                           (3) in general, from taking any action which would endanger the interest of the Owner or endanger the payment of the death proceeds in excess of its interest in the Policy.

         7. Except as specifically provided herein, the Owner shall retain and possess all other incidents of ownership in the Policy, including but not limited to:

                  (a) the sole and exclusive right to cancel or surrender the Policy for its cash surrender value, if any;


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                  (b) the right to designate and change the beneficiary of the death proceeds on the Policy;

                  (c) the right to elect and exercise any optional mode of settlement permitted by the Policy.

         However, all rights retained by the Owner shall be subject to the terms and conditions of the Agreement.

         8. The Insurer shall be fully protected in recognizing a request by the Owner to exercise any right of ownership, whether or not the Company has notice of such request including but not limited to the right to surrender the Policy.

         9. Upon request, the Company shall forward the Policy to the Insurer for endorsement of any designation or change of the Policy beneficiary, or any election of an optional plan for payment of the proceeds. The Company shall forward the Policy for these purposes without unreasonable delay.

         10. The exercise of any right given herein to the Company, or retained by the Owner shall be solely at the option of each party respectively, and shall not require notice or consent of one party to the other.

         11. The Company shall release and reassign all of its specific rights to the Policy transferred by this Assignment upon repayment of the premium advances without unreasonable delay.

         12. The Insurer is not a party to the Split Dollar Insurance Agreement.

         IN WITNESS WHEREOF, this Assignment is hereby executed this ____ day of January, 1997.

                                         American National Trust and Investment
                                         Management Company


                                         By:   /s/
                                            -----------------------------------
                                                ____________, Trustee
                                                        Owner

         Duplicate received and filed at the Home Office of the Company in Springfield, MA, this ____ day of _______, 1999, the Company, however, assuming no responsibility as to the validity of this assignment.


                                              /s/
                                         --------------------------------------